Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement of Teton Energy Corporation (formerly Teton Petroleum Company) on Form S-3 of our report dated March 16, 2007 on the consolidated financial statements of Teton Energy Corporation, which appears in Teton Energy Corporation’s Annual Report on Form 10-K for the year ended December 31, 2006. We also consent to the reference to us under the heading “Experts” in such registration statement.
/s/Ehrhardt Keefe Steiner & Hottman PC
Ehrhardt Keefe Steiner & Hottman PC
Denver, Colorado
September 17, 2007